UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2015

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 5, 2015, Cardinal Health, Inc. (the “Company”) issued a news release announcing the acquisition of The Harvard Drug Group and providing its preliminary expectations for fiscal 2016 non-GAAP diluted earnings per share from continuing operations. The Company also issued transaction specific questions and answers relating to the acquisition. A copy of the news release is included as Exhibit 99.1 to this report and a copy of the questions and answers is included as Exhibit 99.2 to this report.
The Company will webcast a portion of its Dublin Day investor/analyst meeting beginning at 10:10 a.m. Eastern time on June 5, 2015, during which the Company's executives will discuss the matters referenced in the news release. To access the call, participants can dial 855-241-2663 and use conference ID 7246584. To access the webcast and a corresponding slide presentation, go to the Investors page at ir.cardinalhealth.com. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

99.1	News release issued by the Company on June 5, 2015
99.2	Transaction specific questions and answers issued by the Company on June 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: June 5, 2015	By:	/s/ Stephen T. Falk
Name: Stephen T. Falk
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	News release issued by the Company on June 5, 2015
99.2	Transaction specific questions and answers issued by the Company on June 5, 2015

4